CAMERON INTERNATIONAL CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT
(Including Non-Compete, Non-Solicitation, and Confidentiality Agreements)

Effective Date: October 14, 2015

1.    Purpose. As an additional incentive and inducement to you to remain in the employment of Cameron International Corporation (the “Company”) and to acquire an ownership position in the Company, thereby aligning your interests with those of the Company and its stockholders, the Company hereby grants to you, the “Optionee”, the option to purchase common stock of the Company from the Company (the “Options”) at the times and upon the terms and conditions set forth on the attached Notice of Grant of Stock Options and this Option Agreement (the “Agreement”), subject to your acceptance of this Agreement in writing or electronically in the manner prescribed by the Company or its third party administrator. The Options are not intended to be incentive stock options granted in accordance with Code Section 422. For purposes of this Agreement, “Employer” means the Company or any successor of the Company or any affiliate of either that employs the Optionee on the applicable date. All capitalized terms not defined in this Agreement shall have the same meaning as set forth in the Plan.

2.    Terms Subject to the Plan. The Agreement is expressly subject to the terms and provisions of the Company’s Equity Incentive Plan (the “Plan”), as indicated in your Notice of Grant of Stock Options. A copy of the Plan is available from the Corporate Secretary upon request. In the event there is a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control.

3.    Purchase Price. The purchase price of the Shares of the Company’s common stock subject to the Agreement shall be $65.97 per Share.

4.    Vesting and Exercisability.

(a)The Options granted pursuant to this Agreement shall vest on the earliest of (i) the “normal vesting schedule”, (ii) termination without “Cause” (as defined below) by the Company or Employer, (iii)(x) termination by the Optionee within six months following the closing of the proposed Cameron/Schlumberger merger pursuant to the Merger Agreement between Cameron and Schlumberger Holdings Corporation, et. al. dated as of August 25, 2015 (the “Closing”) for “Modified Good Reason” (as defined below), and (y) termination by the Optionee more than six months following the Closing for “Standard Good Reason” (as defined below), (iv) the Optionee’s death or termination due to “Long-Term Disability” (as defined below) or (v) the Optionee’s termination of employment from the Company or Employer for reasons other than “Cause” at age 60 or older with at least 10 years of continuous service. The “normal vesting schedule” is three installments as follows: one-third on October 14, 2016, one-third on October 14, 2017, and one-third on October 14, 2018, provided the Optionee remains employed as of such date (each a “Scheduled Vesting Date”).

(b)If the Optionee terminates his or her employment within six months of Closing for “Modified Good Reason”, then the Optionee agrees that he or she is bound by the terms of the Covenant Not to Compete, Solicit or Disclose Confidential Information set out in Section 7 hereof.

(c)The Options granted pursuant to this Agreement may be exercised, in whole or in part, but only as to the number of Options as to which the right to exercise has vested at the time of exercise, during the period beginning October 14, 2016 (one year from the date on which the Option was granted), and, provided the Optionee remains employed until such date or is terminated pursuant to Section 4(a)(ii). (iii), (iv) or (v) above, ending October 14, 2025 (ten years from the date on which the Option was granted). If the Optionee terminates employment under circumstances not described in Section 4(a)(ii), (iii), (iv) or (v), the Options will be exercisable within a three month period after such termination or the term of the Options, whichever is less, but only to the extent exercisable immediately prior to the date of termination, unless the Optionee is terminated for Cause, in which case the Options will immediately cease to be exercisable.

(d) “Cause”, for the purposes hereof, shall mean the Optionee has (i) engaged in gross negligence or willful misconduct in the performance of his or her duties and responsibilities respecting his or her position with the Company or Employer; (i) willfully refused, without proper legal reason, to perform the duties and responsibilities respecting his or her position with the Company or Employer; (iii) breached any material policy or code of conduct established by the Company or Employer and affecting the Optionee; (iv) engaged in conduct that Optionee knows or should know is materially injurious to the Company or Employer; (v) been convicted of a felony or a misdemeanor involving moral turpitude; or (vi) engaged in an act of dishonest or impropriety which materially impairs the Optionee’s effectiveness in his or her position with the Company or Employer.

(e)“Modified Good Reason”, for the purposes hereof, shall mean (i) a major demotion or major reduction in job responsibilities, which for the avoidance of doubt, shall not include changes in duties or reporting responsibilities resulting from the Company ceasing to be a separate publicly-traded company or becoming an indirect subsidiary of Schlumberger, (ii) a major decrease in aggregate compensation opportunities for a fiscal year or (iii) the relocation of an employee’s principal place of employment to a location 50 miles further from the employee’s principal residence. To qualify as Modified Good Reason, the Optionee must (i) give written notice of an event constituting Modified Good Reason within 90 days of its initial occurrence, (ii) give the Company 30 days in which to cure such condition, and (iii) actually terminate employment within two years following the initial occurrence of the Modified Good Reason condition and prior to the Scheduled Vesting Date.

(f)“Standard Good Reason”, for the purposes hereof, shall mean, except as provided otherwise below, the occurrence of any of the following without the Optionee’s express written consent: (i) a material change in the Optionee’s status, title(s) or positions(s) with the Company, including as an officer of the Company, which in the Optionee’s reasonable judgment, does not represent a promotion, with commensurate adjustment of compensation, from the Optionee’s current status, title(s) and positions(s) or the assignment to the Optionee of any duties or responsibilities which, in the Optionee’s reasonable judgment, are materially inconsistent with such status, title(s) or positions(s); or any removal of the Optionee from or any failure to reappoint or reelect the Optionee to such position(s); provided that the circumstances described in this item (i) do not apply following receipt by the Optionee of written notice from the Company of the termination of the Optionee’s employment for Cause; (ii) a reduction by the Company in the Optionee’s then current base salary; (iii) the failure by the Company to continue to effect any material Plan in which the Optionee was participating, other than as a result of the normal expiration or amendment of any such Plan in accordance with its terms; or the taking of any action, or the failure to act, by the Company which would materially adversely affect the Optionee’s continued participation in any such Plan on at least as favorable a basis to the Optionee’s participation or which would materially reduce the Optionee’s benefits under any such Plan or deprive the Optionee of any material benefit enjoyed by Optionee; or (iv) the relocation of the principal place of Optionee’s employment to a location 25 miles further from the Optionee’s principal residence. To qualify as Standard Good Reason, the Optionee must (i) give written notice of an event constituting Standard Good Reason within the latter of 90 days of its initial occurrence or the date on which this definition becomes operative, (ii) give the Company 30 days in which to cure such condition, and (iii) actually terminate employment within two years following the latter of the initial occurrence of the Standard Good Reason condition or the date on which this definition becomes operative and prior to the Scheduled Vesting Date.

Notwithstanding the foregoing, in the case of any Optionee who is party to a Change in Control Agreement with the Company, the definition of Good Reason in such agreement shall apply to this Award following the date that is six months after the Closing.

(g)“Long-Term Disability”, for the purposes hereof, shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

5.    Exercise of Option. The Options granted herein may be exercised as to vested Options, in whole or in part, from time to time by the Optionee by giving written notice to the Secretary of the Company on or prior to the date on which the Option terminates. Such notice shall identify the Option and specify the number of whole Shares that the Optionee desires to purchase. Any notice of exercise shall be in an electronic or written form as prescribed by the Company or its designated third party administrator. Payment of the purchase price of the Shares that the Optionee desires to purchase shall be tendered in full at the time of giving notice by (i) cash, check in U.S. Dollars, or bank draft payable and acceptable to the Company (or the equivalent thereof acceptable to the Company), (ii) Shares theretofore owned and held by the Optionee, (iii) a combination of cash and Shares theretofore owned and held by the Optionee, or (iv) the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the exercise price. The notice shall not be considered to be properly given unless accompanied by all documentation deemed appropriate by the Company to reflect exercise of the Option and compliance with all applicable laws, rules and regulations.

6.    Changes in the Company’s Capital Structure. The number of Shares subject to the Option and the price per Share payable upon exercise of the Option shall be subject to the provisions of Section 12.2 of the Plan relating to adjustments to corporate capitalization.

7.    Covenant Not To Compete, Solicit or Disclose Confidential Information.

(a)    The Optionee acknowledges that the Optionee is in possession of and has access to confidential information, including material relating to the business, products and/or services of the Company and that he or she will continue to have such possession and access during employment by the Company or Employer. The Optionee also acknowledges that the Company’s (or Employer’s) business, products and services are highly specialized and that it is essential that they be protected, and, accordingly, the Optionee agrees that as partial consideration for the Option granted herein that should the Optionee engage in any “Detrimental Activity,” as defined below, at any time during his or her employment or during a period of one year following his or her termination the Company or Employer shall be entitled to: (i) cancel any unexercised portion of the Option grant; (ii) recover from the Optionee the value of any portion of the Option grant that has been exercised; (iii) seek injunctive relief against the Optionee pursuant to the provision of subsection (c) below; (iv) recover all damages, court costs, and attorneys’ fees incurred by the Company or Employer in enforcing the provisions of this Option grant, and (v) set-off any such sums to which the Company or Employer is entitled hereunder against any sum which may be owed the Optionee by the Company or Employer.

(b)    “Detrimental Activity” for the purposes hereof, other than with respect to involuntary termination by the Company or Employer without Cause or termination by the Optionee for Standard Good Reason more than six months following the Closing, shall include: (i) rendering of services for any person or organization, or engaging directly or indirectly in any business, which is or becomes competitive with the Company or Employer; (ii) disclosing to anyone outside the Company or Employer, or using in other than the Company’s or Employer’s business, without prior written authorization from the Company or Employer, any confidential information including material relating to the business, products or services of the Company or Employer acquired by the Optionee during employment with the Company or Employer; (iii) soliciting, interfering, inducing, or attempting to cause any employee of the Company or Employer to leave his or her employment, whether done on Optionee’s own account or on account of any person, organization or business which is or becomes competitive with the Company or Employer, or (iv) directly or indirectly soliciting the trade or business of any customer of the Company or Employer. “Detrimental Activity” for the purposes hereof with respect to involuntary termination by the Company or Employer without Cause, or termination by the Optionee for Standard Good Reason more than six months following the Closing, shall include only part (ii) of the preceding sentence.

(c)    Because of the difficulty of measuring economic losses to the Company or Employer as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company or Employer for which it would have no other adequate remedy, the Optionee agrees that the foregoing covenants may be enforced by the Company or Employer in the event of breach by him/her by injunction relief and restraining order, without the necessity of posting a bond, and that such enforcement shall not be the Company's or Employer’s exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company or Employer.

(d)    The covenants and the provisions of this Section 7 are severable and separate, and the unenforceability of any specific covenant or provision shall not affect the enforceability of any other covenant or provision. Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope or time set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the panel or court deems reasonable, and this Agreement shall thereby be reformed.

(e)    Each of the covenants in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Optionee against the Company or Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or Employer of such covenants or provisions.

8.    Employment. This Agreement is not an employment agreement. Nothing contained herein shall be construed as creating any employment relationship.

9.    Notices. All notices required or permitted under this Agreement shall be in writing and shall be delivered personally or by mailing the same by registered or certified mail postage prepaid, to the other party. Notice given by mail as below set out shall be deemed delivered at the time and on the date the same is postmarked.
Notices to the Company should be addressed to:
Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: Corporate Secretary
Telephone: 713-513-3322

10.    Definitions. All undefined capitalized terms used herein shall have the meanings assigned to them in the Plan.

11.    Successors and Assigns. Subject to the provisions of Paragraph 9 hereof, this Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Optionee and the successors and assigns of the Company. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas. In no event shall an Option granted hereunder be voluntarily or involuntarily sold, pledged, assigned or transferred by the Optionee other than: (i) by will or the laws of descent and distribution; or (ii) pursuant to the qualified domestic relations order (as defined by the Internal Revenue Code); or (iii) with respect to grants of nonqualified stock options, by transfer by an Optionee to a member of the Optionee’s Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Optionee and members of his Immediate Family. However, any grant transferred shall continue to be subject to all terms and conditions contained in the Agreement. “Immediate Family” means the spouse, children or grandchildren of the Optionee.

12.    Tax Withholding.

(a)    Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax (including foreign, federal, state and local tax), social insurance, payroll tax, payment on account or other tax-related items related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by Optionee is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including but not limited to, the grant, vesting, exercise of the Option, the issuance of Shares upon exercise, the subsequent sale of Shares acquired pursuant to the exercise of the Option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee has become subject to tax in more than one jurisdiction, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)    Prior to any relevant taxable or tax withholding event (“Tax Date”), as applicable, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and/or the Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) accept a cash payment in U.S. Dollars in the amount of Tax-Related Items, (ii) withhold whole Shares which would otherwise be delivered to Optionee having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash from Optionee’s wages or other cash compensation which would otherwise be payable to Optionee by the Company and/or the Employer, equal to the amount necessary to satisfy any such obligations, (iii) withhold from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization), or (iv) a cash payment to the Company by a broker-dealer acceptable to the Company to whom Optionee have submitted an irrevocable notice of exercise.
(c)    To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee are deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items. Finally, Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company shall have sole discretion to deliver the Shares if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section and Optionee unconditionally consents to and approves any such action taken by the Company. Optionee (or any beneficiary or person entitled to act on Optionee’s behalf) shall provide the Company with any forms, documents or other information reasonably required by the Company.
13.    Repatriation; Compliance with Laws. If the Optionee is resident or employed outside of the United States, the Optionee may be required to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Shares acquired pursuant to the Option) in accordance with local foreign exchange rules and regulations in the Optionee’s country of residence (and country of employment, if different). It is the Optionee’s responsibility to comply with all foreign exchange rules and all other local compliance requirements that he or she may be subject to with respect to his or her participation in the Plan. In addition, the Optionee is required to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be necessary to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the Optionee’s country of residence (and country of employment, if different). The Optionee is also required to take any and all actions as may be necessary to comply with the Optionee’s personal legal, and tax obligations under local laws, rules and regulations in the Optionee’s country of residence (and country of employment, if different).
14.    Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any federal, state or foreign securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied. If the Optionee is resident or employed outside of the United States, neither the grant of the Options under the Plan nor the issuance of the underlying Shares upon exercise of the Options is intended to be a public offering of securities in the Optionee’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings to the local securities authorities in jurisdictions outside of the United States unless otherwise required under local law.
15.    Legal Requirements and Risks. No employee of the Company or a Subsidiary is permitted to advise the Optionee on whether the Optionee should acquire Shares under the Plan. Acquiring Shares involves a degree of risk. Before deciding to acquire Shares pursuant to the Options, the Optionee should carefully consider all risk factors relevant to the acquisition of Shares under the Plan and the Optionee should carefully review all of the materials related to the Options and the Plan. In addition, the Optionee should consult with the Optionee’s own financial advisor and legal advisor for professional investment advice.
16.    Consent to Collection, Processing and Transfer of Personal Data.
(a)    Pursuant to applicable personal data protection laws, the Company and the Employer (if different) hereby notify the Optionee of the following in relation to the Optionee’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of this Option and the Optionee’s participation in the Plan. The collection, processing and transfer of the Optionee’s personal data are necessary for the Company’s administration of the Plan and the Optionee’s participation in the Plan. The Optionee’s denial and/or objection to the collection, processing and transfer of personal data may affect the Optionee’s participation in the Plan. The Optionee voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

(b)    The Company and the Employer (if different) hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Optionee or collected, where lawful, from third parties, and the Company and Employer (if different) will process the Data for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Optionee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Optionee’s participation in the Plan.

(c)    The Company and the Employer (if different) will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and the Company and the Employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Optionee hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Optionee’s behalf to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired pursuant to the Plan.

(d)    The Optionee may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of the Data, (ii) verify the content, origin and accuracy of the Data, (iii) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (iv) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Optionee’s participation in the Plan. The Optionee may seek to exercise these rights by contacting the Company’s Corporate Secretary’s Department.

17.     English Language. The Optionee acknowledges and agrees that it is the Optionee’s express intent that the Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If the Optionee has received the Agreement, the Plan or any other documents related to the Options translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

18.    Nature of Grant.

In accepting the award of Options, Optionee acknowledges that:

(a)     The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(b)     The grant of Options is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of an award in the future; future awards, if any, will be at the sole discretion of the Company.

(c)     The Optionee is voluntarily participating in the Plan.

(d)     An Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Employer, and which is outside the scope of the Optionee’s employment contract, if any.

(e)     The Options are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer.

(f)     The Options will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Options will not be interpreted to form an employment contract with any Subsidiary.

(g)     This Agreement shall not confer upon the Optionee any right to continuation of employment by the Employer, nor shall this Agreement interfere in any way with the Employer’s right to terminate the Optionee’s employment at any time, as may be permitted under local law.

(h)     The future value of the underlying Shares is unknown and cannot be predicted with certainty; if the value of the Shares does not increase after the time of grant, this Option will have no value.

(i)     If the Options vest and the Optionee obtains Shares, the value of those Shares acquired may increase or decrease in value.

(j)     In consideration of the grant of the Options, no claim or entitlement to compensation or damages shall arise from termination of the Options or diminution in value of the Options or Shares acquired upon exercise of the Option resulting from termination of the Optionee’s employment (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee irrevocably releases the Company and the Employer (if different) from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Option, the Optionee will be deemed irrevocably to have waived the Optionee’s entitlement to pursue such claim.

(k)     In the event of involuntary termination of Optionee’s employment (whether or not in breach of local labor laws), Optionee’s right to receive Options and vest under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), Optionee’s right to exercise Options and vesting in Options after termination of employment, if any will be measured by the date of termination of Optionee’s active employment and will not be extended by a notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the award of the Options.

(l)     The Options and benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

19.     Electronic Delivery/Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.    Not Providing Advice. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the Shares underlying the Option. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

21.     Governing Law. All questions concerning the validity, construction and effect of this Agreement shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws. Any dispute concerning this Agreement will be resolved exclusively in the state or federal courts in Harris County, Texas, and the Optionee agrees to exclusive venue and jurisdiction in such courts as a condition of receiving this Award.

22.     Appendix Terms. Notwithstanding any provisions of this Agreement to the contrary, the Option shall be subject to such special terms and conditions for the Optionee’s country of residence (and country of employment, if different), as are set forth in the Appendix to this Agreement (the “Appendix”). Further, if the Optionee transfers residency and/or employment to another country, any special terms and conditions for such country will apply to the Option to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer). In all circumstances, the Appendix shall constitute part of this Agreement.

23.     Additional Requirements. The Company reserves the right to impose other requirements on the Options, any Shares acquired pursuant to the Options, and the Optionee’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the operation and administration of the Options and the Plan. Such requirements may include (but are not limited to) requiring the Optionee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
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